Exhibit 10.12

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2026, by and between IPFX Pubco, Inc., a Delaware corporation (“Pubco”), and the subscriber listed on Schedule I hereto (the “Subscriber”).

WHEREAS, Pubco, Quantum Space, LLC, a Delaware limited liability company (“QS LLC”), Inflection Point Acquisition Corp. VI, a Delaware corporation (formerly a Cayman Islands exempted company) (the “Purchaser”), and IPFX Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub”), entered into that certain Business Combination Agreement, dated as of June 8, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which the parties consummated a business combination;

WHEREAS, Purchaser, QS LLC and the members of QS LLC party thereto are parties to that certain Eighth Amended and Restated Limited Liability Company Agreement of QS LLC, dated as of [●], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”) and the recapitalization and seller contributions contemplated thereby, the Subscriber will retain Common Units (as defined in the LLC Agreement) in QS LLC following the closing of the Transactions (such retained units, the “Retained Up-C Units”);

WHEREAS, pursuant to Section 1.01(n) of the Business Combination Agreement and Section [ ] of the LLC Agreement, simultaneously with or immediately after the Seller Contributions (as defined in the Business Combination Agreement), the Subscriber, in its capacity as a Class B Subscriber (as defined in the LLC Agreement), is required to subscribe for and purchase from Pubco shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable (as designated on the Exchange Schedule (as defined in the Business Combination Agreement)), paired on a one-for-one basis with the Subscriber’s Retained Up-C Units, for consideration not greater than the aggregate par value of such shares; and

WHEREAS, the shares of Class B-1 Common Stock and Class B-2 Common Stock are non-economic interests that provide voting rights in Pubco corresponding to the Subscriber’s retained economic interest at the QS LLC level, as more fully described in the Amended and Restated Certificate of Incorporation of Pubco (the “Certificate of Incorporation”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, subject to the conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pubco and the Subscriber agree as follows:

1. Subscription. Subject to the terms and conditions set forth in this Subscription Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase from Pubco, and Pubco hereby agrees to issue and sell to the Subscriber, that number of shares of Pubco’s Class B-1 Common Stock, par value $[●] per share (the “Class B-1 Common Stock”), and/or Class B-2 Common Stock, par value $[●] per share (the “Class B-2 Common Stock” and, together with the Class B-1 Common Stock, the “Class B Common Stock”), as set forth on Schedule I hereto (the “Subscribed Shares”), in exchange for aggregate consideration equal to the par value of the Subscribed Shares (the “Subscription Amount”). The Subscriber has delivered to Pubco the Subscription Amount in cash or other immediately available funds.

a. Pubco shall issue the Subscribed Shares to the Subscriber (or cause the Subscribed Shares to be registered in book-entry form in the name of the Subscriber) on the date hereof immediately after the consummation of the Seller Contributions (as defined in the Business Combination Agreement) (the “Closing”). The Subscribed Shares shall be uncertificated unless otherwise determined by the Board of Directors of Pubco.

b. The Subscriber acknowledges and agrees that (i) the Subscribed Shares are paired on a one-for-one basis with the Subscriber’s Retained Up-C Units, as set forth on [schedule [ ] of the LLC Agreement,] the Exchange Schedule and the Closing Member Schedule (as defined in the Business Combination Agreement) and (ii) the aggregate number of Subscribed Shares held by the Subscriber must at all times be equal to the aggregate number of Retained Up-C Units then-held by the Subscriber, in accordance with the Certificate of Incorporation and the LLC Agreement.

c. Pubco’s obligation to issue the Subscribed Shares at the Closing is subject to the satisfaction or waiver in writing by Pubco of the following conditions: (i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects), except where the failure of such representations and warranties to be so true and correct, taken as a whole, does not result in a material adverse effect on the legal authority and ability of the Subscriber to comply with its obligations hereunder; (ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) the Subscriber shall have delivered the Subscription Amount in accordance with Section 1.

d. The Subscriber’s obligation to pay the Subscription Amount and purchase the Subscribed Shares at the Closing is subject to the satisfaction or waiver in writing by the Subscriber of the following conditions: (i) all representations and warranties of Pubco contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects), except where the failure of such representations and warranties to be so true and correct, taken as a whole, does not result in a material adverse effect on the legal authority and ability of Pubco to issue and sell the Subscribed Shares hereunder; and (ii) Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

2. Pubco Representations and Warranties. Pubco represents and warrants, as of the date hereof and the Closing Date (as defined in the Business Combination Agreement), that:

a. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

b. Pubco has all requisite corporate power and authority to enter into and perform this Subscription Agreement and to consummate the transactions contemplated hereby.

c. This Subscription Agreement has been duly authorized, executed and delivered by Pubco and constitutes the legal, valid and binding obligation of Pubco, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

d. The Subscribed Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Subscription Agreement for the Subscription Amount, will be validly issued, fully paid and non-assessable.

3. Subscriber Representations and Warranties. The Subscriber represents and warrants, as of the date hereof and the Closing Date, that:

a. (i) If the Subscriber is an entity, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement; (ii) if the Subscriber is a natural person, the Subscriber has full legal capacity, right and authority to enter into, deliver and perform her or his obligations under this Subscription Agreement.

b. (i) If the Subscriber is an entity, this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber; (ii) if the Subscriber is a natural person, this Subscription Agreement has been duly executed and delivered by the Subscriber. In each case, this Subscription Agreement is enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (B) principles of equity, whether considered at law or equity.

c. The Subscriber is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment contemplated hereby.

d. The Subscriber is acquiring the Subscribed Shares for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. The Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or the securities laws of any state and are “restricted securities” within the meaning of Rule 144 under the Securities Act. The Subscriber acknowledges that the Subscribed Shares may not be transferred or resold except as permitted under the Securities Act and other applicable laws pursuant to registration or an exemption from registration requirements thereunder, and subject to the transfer restrictions set forth in the Certificate of Incorporation and the LLC Agreement.

e. Following the Closing, the Subscriber will be the record and beneficial owner of the number of Retained Up-C Units set forth on Schedule I hereto, free and clear of all liens (other than restrictions imposed by the LLC Agreement, the Certificate of Incorporation and applicable securities laws).

f. Prior to the Closing, the Subscriber agrees to promptly notify Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate in all material respects.

4. Transfer Restrictions.

a. The Subscriber agrees that, unless otherwise agreed to by Pubco in writing, the Subscriber shall not Transfer (as defined in the LLC Agreement) any of the Subscribed Shares except for Transfers that are made in compliance with (i) the Certificate of Incorporation (including Section 4.5 thereof), (ii) the LLC Agreement, and (iii) applicable securities laws. Without limiting the foregoing, the Subscriber acknowledges and agrees that the Subscribed Shares may only be Transferred together with the corresponding Retained Up-C Units that are paired with such Subscribed Shares, and only to a Permitted Transferee (as defined in the LLC Agreement) or otherwise in accordance with the Certificate of Incorporation and the LLC Agreement.

b. The Subscriber acknowledges and agrees that upon any [Redemption or Direct Exchange (each as defined in the LLC Agreement) of the Subscriber’s Retained Up-C Units pursuant to Sections [ ] and [ ] of the LLC Agreement,] the corresponding Subscribed Shares shall be surrendered to Pubco and automatically cancelled and retired for no additional consideration, in accordance with the applicable provisions of the LLC Agreement and Section 4.5(a)(i) of the Certificate of Incorporation.

5. Legends and Book-Entry Notations.

a. Any book-entry notations for the Subscribed Shares, and any certificates for the Subscribed Shares if issued, shall bear or reflect the following legend (or a legend substantially to this effect):

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY, THE EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUANTUM SPACE, LLC, AND THE CLASS B COMMON STOCK SUBSCRIPTION AGREEMENT, EACH AS MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. THE COMPANY WILL FURNISH A COPY OF SUCH RESTRICTIONS TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

b. The Subscriber agrees that Pubco may issue stop transfer instructions to its transfer agent with respect to the Subscribed Shares to give effect to the transfer restrictions set forth herein, in the Certificate of Incorporation and in the LLC Agreement.

6. Tax Matters. The Subscriber acknowledges and agrees that, for U.S. federal, and applicable state and local, income tax purposes, the Subscribed Shares shall be treated as having a fair market value equal to the Subscription Amount paid by the Subscriber. The Subscriber shall not take any position on any Tax return or in any Tax proceeding that is inconsistent with the foregoing unless required by a determination (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) or by applicable law.

7. Termination. This Subscription Agreement shall automatically terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the termination of the Business Combination Agreement in accordance with its terms. Upon any such termination, Pubco shall promptly return the Subscription Amount (if paid) to the Subscriber.

8. Miscellaneous.

a. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, except that the Subscriber may assign this Subscription Agreement (or any rights hereunder) to a Permitted Transferee to whom the Subscriber Transfers Subscribed Shares and the corresponding Retained Up-C Units in accordance with the Certificate of Incorporation and the LLC Agreement, provided that such Permitted Transferee agrees in writing to be bound by the terms of this Subscription Agreement.

b. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the law of any other jurisdiction.

c. This Subscription Agreement, together with the Certificate of Incorporation and the LLC Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

d. No amendment, modification or waiver of any provision of this Subscription Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder.

e. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission (including by .pdf) shall be equally effective as delivery of a manually executed counterpart.

f. If any term, provision, covenant or restriction of this Subscription Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Subscription Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

g. Each party shall execute and deliver such additional documents, instruments and agreements, and take such further actions, as may be reasonably necessary or appropriate to effectuate the purposes of this Subscription Agreement.

h. All notices, requests, demands and other communications under this Subscription Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one business day after mailing; (iii) if sent by email, upon transmission (provided that no “bounceback” or similar notification of non-delivery is received by the sender); or (iv) if otherwise actually personally delivered, when delivered; in each case addressed to the parties at the addresses set forth on the signature pages hereto (or at such other address as shall be given in writing by either party to the other).

i. Prior to the Closing, Pubco agrees to promptly notify the Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Pubco set forth herein are no longer accurate in all material respects.

j. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money or other legal remedies would not be an adequate remedy for such damage. Accordingly, each party shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Pubco shall be entitled to specifically enforce the Subscriber’s obligation to fund the Subscription Amount and to consummate the Closing in accordance with the terms and conditions of this Subscription Agreement. Each party further agrees: (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (ii) not to assert that a remedy of specific enforcement pursuant to this Section 8(j) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (iii) to waive any defense in any action for specific performance, including the defense that a remedy at law would be adequate.

k. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

l. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each such federal court declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively, the “Designated Courts”). Each party hereby irrevocably consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the date first set forth above.

IPFX PUBCO, INC.

By:
Name:
Title:

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

[●]

[Signature Page to Class B Subscription Agreement]

SCHEDULE I

Subscriber	Retained Up-C Units	Shares of Class B-1 Common Stock	Shares of Class B-2 Common Stock	Subscription Amount
	[●]	[●]	[●]	$	[●]
Total	[●]	[●]	[●]	$	[●]